www.enhanceheinz.com

Trian Fund Management, L.P.

Discussion Materials Regarding H.J. Heinz Company

July 2006

Heinz: In Need of Change After Eight Years of Value Destruction

Since William R. Johnson became CEO on April 30, 1998, Heinz’s share price has declined from $54.50 to $33.70…(1)

$54.50

1998

5 Failed

Restructurings

$33.70

2006

…Despite 5 past restructuring attempts

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	1

Table of Contents

Section

1	Introduction to the Trian Group

2	The Trian Group’s Action Plan

3	Lack of Accountability at Heinz

Appendices

A	History of Past Restructuring Plans

B	The Trian Group’s Proposed Director Nominees

C	Heinz's Interlocking Director Relationships

Trian Contact Information:

Ed Garden	egarden@triarc.com

Josh Frank	jfrank@triarc.com

Informational Website Regarding Heinz:	www.enhanceheinz.com

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	2

Section 1

Introduction to the Trian Group

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	3

Fellow Shareholders

The Trian Group welcomes the opportunity to meet with fellow shareholders of Heinz

Though Heinz’s Chairman, President and Chief Executive Officer, William R. Johnson, has tried to characterize the Trian Group’s efforts and involvement as one man – Nelson Peltz – versus Heinz, this characterization is an attempt to deflect attention from the fundamental issue, which is that shareholders must hold Heinz’s management and Board accountable for their failure to deliver value

Heinz, despite a leading collection of brands, has seen its share price decline 38.2% (34.0% adjusted for the Del Monte Spin-Off)(2) during Mr. Johnson’s eight year reign at the helm of the Company. We believe the reason is clear – Mr. Johnson has repeatedly failed to turn his plans and promises into tangible results on the income statement and balance sheet. The time has come for all of us, as shareholders, to demand real changes at Heinz, which we believe must begin with the election of our five new independent director nominees

As members of the Heinz Board, the Trian Group’s director nominees will seek to foster a collaborative process and will act in the best interest of ALL shareholders in an effort to effect positive change and achieve meaningful shareholder returns

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	4

Introduction to The Trian Group

The Trian Group consists of investment funds and accounts managed by Trian Fund Management, L.P. and an investment fund managed by Sandell Asset Management Corp.

■	Trian is an institutional asset management firm founded by Nelson Peltz, Peter May and Edward Garden that manages a concentrated portfolio of investments with a long-term investment horizon

■

Trian is focused on taking a select number of minority positions in underperforming public companies that can benefit from Messrs. Peltz and May and their team’s long track record of building businesses through operational excellence, improved execution, strategic redirection, more efficient capital allocation and stronger management focus

■	The Trian Group is seeking a minority Board presence, nominated and elected by shareholders, that will help re-establish Heinz as a high-performance, leading branded consumer products company

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	5

Building Businesses

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

•

Trian acquired a 5.5% stake in Wendy’s and outlined a strategic plan entitled “A Recipe for Successful Value Creation” in December 2005 and subsequently increased its ownership stake to 6.9% in May 2006

	•	Comprehensive plan aimed at significantly reducing costs, increasing focus on the core brands and businesses and divesting non-core assets

■	Results to Date:

	•	Wendy’s placed three designees proposed by Trian on its Board of Directors in March 2006; the new directors have been working with management and existing Board members to effect positive change

	•	The company has since embraced and has been executing many of the plans and strategies outlined by Trian

•

In a June 2006 press release reviewing Wendy’s plans to increase sales, improve margins and reduce costs, Wendy’s Chairman James Pickett highlighted the “cooperation and commitment of all members of the [Wendy’s] Board to enhancement of shareholder value.” We believe this statement by Mr. Pickett attests to the positive working relationship that Trian’s three director designees have developed with Wendy’s twelve other directors since joining the Wendy’s board in March 2006.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	6

Building Businesses

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

	•	Acquired Snapple from The Quaker Oats Company in May 1997

	•	Executed significant operational turnaround through successful product introductions, exciting branding and innovative consumer marketing

	•	Reversed several years of dramatic volume declines and consistently grew top-line and bottom-line

	•	Eliminated unnecessary bureaucracy and bloated corporate structure; created lean, streamlined organization embodied by a fast-moving, entrepreneurial culture
■	End Result:
	•	Purchased Snapple for $300 million

	•	Sold beverage group for an enterprise value of approximately $1.5 billion in October 2000

■

“Snapple responded almost immediately to Triarc’s management. Sales, which had been declining 20% a year, turned flat within three months of Triarc’s purchase...”* – Harvard Business Review, January 2002

■

“Snapple was sold to Triarc and put under the management team led by Mike Weinstein [one of the Trian Group's Heinz director nominees]. They have revitalized the brand by strengthening the distribution agreements, introducing new products and packaging, and returning the marketing approach that has been vital to the success of the brand.” – Julian Hardwick, ABN Amro, September 25, 2000

* Sales grew consistently thereafter.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	7

Building Businesses

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

■	Actions/Value Added:

	•	Acquired interest in Triangle Industries in 1983 with the goal of making Triangle a major industrial force

	•	Acquired National Can (1985, $420 million) and the packaging business of American Can (1986, $600 million)

	•	Became one of the world’s largest packaging companies and a Fortune 100 company

	•	Created significant value by growing sales organically and through acquisitions, keeping overhead lean and properly incentivizing and working closely with management to grow the top-line

■	End Result:

	•	Interest in Triangle Industries acquired for approximately $72 million

	•	Triangle was sold for an enterprise value of approximately $4.2 billion

■

“Peltz and May are, in short, what the U.S. needs more of: entrepreneurs with long-term vision. By force of example, they are demonstrating that what industrial America may need most is a vigorous application of aggressive lean management highlighted by a willingness to invest, a commitment to basic markets, and a determination to make products that customers find worth buying. These are straightforward, traditional precepts that much more of the country’s industry should start to relearn.” – Business Week, September 15, 1986

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	8

Setting the Record Straight

Mr. Johnson’s Rhetoric	The Reality

“Nelson Peltz and his Cayman Islands – based Trian hedge fund…would cripple Heinz.”	■

Trian’s Principals are responsible for several landmark transactions over the past twenty-five years, all with one common theme – a significant building of the business and increase in profitability. This stands in stark contrast to the Heinz record under Mr. Johnson

■

As for the repeated reference to the Cayman Islands, we note that Trian, headquartered in New York, has both onshore and offshore funds. Trian’s investors, which include U.S. pension plans, endowments and other institutions, often prefer to invest offshore

“Adding the Peltz/Trian representatives to the Board would disrupt the ability of the Board to implement the Company’s value creation strategy.”	■	Trian’s Principals have extensive experience working closely with management teams and other board members to execute strategic plans that enhance value for all shareholders
■

Given shareholder returns at Heinz have been negative for the better part of a decade and the current management team has failed to improve performance despite five restructuring plans during this period, we believe the addition of our new independent director nominees is essential to ensure successful execution of the Company’s strategies going forward

“[Trian’s] representatives would represent themselves, not you. Now is not the right time for adding a disruptive and self-interested voice within the Heinz Boardroom.”	■	As the second largest shareholder with $750 million invested in Heinz shares, the Trian Group has a clear desire to see management and the Company succeed over the long-term
■

The Trian Group owns approximately fifteen times as many shares of common stock as all of Heinz’s executive officers and directors combined. Further, like every other shareholder, we will only benefit if performance improves and the share price appreciates

	■	We are not seeking control of the Board and are not suggesting that the Company move from Pittsburgh

We believe the Board of Directors and ALL shareholders will benefit from our entrepreneurial approach, fresh perspectives, deep operational experience and commitment to holding management accountable for delivering results and increasing value.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	9

Section 2

The Trian Group’s Action Plan

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	10

Why We Invested In Heinz

■	The dominant and iconic Heinz brand is one of the most valuable brands in the world and is complemented by a large portfolio of leading brands

■

However, management has not come close to realizing the Company’s potential because of its failure to develop a clear strategic vision, control costs and properly manage, market and drive innovation for its core brands

•

Dependence on discounts and allowances (i.e., price) in lieu of brand building through advertising, innovation and quality (only $148 million of SG&A expense is spent on worldwide advertising, well below the level spent by the Company’s peers)

	•	From 2001 through 2006, SG&A increased by almost $250 million while revenue declined significantly

	•	Frantic activity in the divestiture and acquisition arenas has further damaged the Company

■	Failed operational execution has eroded shareholder value

	•	Recently announced sixth major restructuring in a series of failed initiatives since 1997

	•	Inefficient layers of entrenched management, bloating costs and stifling innovation

■	Improvements must come from an entrepreneurial approach and a clear strategic plan, spearheaded by a reinvigorated Board of Directors

Heinz management has essentially accepted the Trian Group’s Action Plan but set lower performance goals for the Company. We believe that the Company can do better, and that more aggressive steps are called for in the interest of all shareholders.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	11

The Trian Group’s Action Plan

■	Take measures to reduce annual costs by at least $575 million.

	•	Heinz has allowed its SG&A expense to increase more than 300 basis points (as a percentage of net revenue) from 2000–2002 levels

•

We believe SG&A over this period should have decreased by approximately 200 basis points, given that Heinz has since divested a number of non-core, lower margin businesses (an aggregate 500 basis point swing in SG&A translates into approximately $400 million of savings)

	•	We further believe there is considerable opportunity to reduce cost of sales and increase gross margins (at least 200 basis points, or approximately $175 million of savings)

■	Reduce “deals and allowances” by $300 million over time and drive growth by reinvesting these funds in consumer marketing and product innovation.

	•	Heinz has failed to properly invest in its “power” brands and has increasingly competed on price

	•	Management should reduce deals, allowances and other trade spending to retailers by at least $300 million over a period of time and reinvest these funds in the Company’s brands

	•	We believe that these changes would significantly increase Heinz’s current advertising budget and help grow the market for Heinz’s products

■	Drive profitability by focusing on the key brands and geographies

	•	Non-core, independent brands and geographies could, and perhaps should, be divested

•

Given the dismal track record in divestitures and acquisitions and the lack of publicly available information on returns by country and product line, we are anxious to better understand the various businesses to help ensure prudent portfolio decisions

■	Enhance total shareholder returns by more aggressively returning capital through increased share repurchases and maintaining the Company’s target dividend payout ratio of approximately 60%

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	12

The Trian Group’s Action Plan (cont.)

■	According to the Company’s SEC filings, SG&A, in both dollars and as a percentage of net revenue, has increased dramatically while net revenue has decreased by hundreds of millions of dollars

SG&A as % of Net Revenue (Figures Sourced From Heinz’s Historical SEC Filings)

%

0

.

8

1

%

4

.

8

1

%

7

.

9

1

%

4

.

0

2

%

8

.

0

2

%

8

.

1

2

5

1

0

2

%

5

2

2006

Forma

Pro

5

0

0

2

4

0

0

2

3

0

0

2

2

0

0

2

1

0

0

2

5

1

0

2

25%

0

0

4

,

8

$

2

1

9

,

8

$

5

1

4

,

8

$

7

3

2

,

8

$

1

3

4

,

9

$

1

2

8

,

8

$

Net Revenue ($M)

1

3

8

,

1

$

2

5

8

,

1

$

1

2

7

,

1

$

5

2

6

,

1

$

8

3

7

,

1

$

2

9

5

,

1

$

SG&A ($M)

Source: Historical results based on the Heinz Annual Reports on Form 10-K for the fiscal years ended May 1, 2002 and April 27, 2005. Pro forma fiscal 2006 results based on Heinz’s June 2006 analyst presentation.

Note: Net revenue and SG&A for 2001 reflect the Company’s restated results following implementation of new accounting standards adopted in fiscal 2002 that transferred a portion of trade spending previously classified as part of SG&A into trade spending that reduced net revenue. Beginning in fiscal 2003, net revenue and SG&A reflect the Del Monte spin-off completed in December 2002. All figures are adjusted to add-back non-recurring expenses and restructuring charges.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	13

The Trian Group’s Action Plan (cont.)

The Trian Group’s Action Plan would not, as management asserts, cripple the Company. A careful review of the numbers bears this out.

■	May 23, 2006: The Trian Group put forth an action plan targeting $575 million of cost savings ($400 million reduction in SG&A and $175 million reduction in cost of sales)

• This savings number compared to a $30 million cost savings target that management had put forth only months before

■	June 1, 2006: Management responded with a new plan, having found an “incremental” $355 million of cost savings ($90 million reduction in SG&A and $265 million reduction in cost of sales)

Another Perspective on Trian’s Cost Savings Target:

($ in millions)

Management’s Original Cost Savings Target		$30		■	Costs identified by management before and after Trian’s plan was released
Management’s New Cost of Sales Savings Target		265

Reduced SG&A to Return to 2001 Levels*	239	–	315	■	In 2001, Heinz SG&A was 18.0% of net revenue, or $1,592 million, versus 21.8%, or $1,831 million, in pro forma 2006
Total Implied Cost Savings	$534		$610
Differential to Reach Trian’s Plan	41		(35)	■	We believe Heinz should be able to at least return to 2001 SG&A levels, implying $239 to $315 million of additional savings*
Trian’s Proposed Cost Savings	$575		$575
				■	We used 2001 as the benchmark because:
					– –

Revenues today are lower than they were in 2001
Since 2001, management has “streamlined” the portfolio and divested numerous non-core, capital intensive businesses, including recent divestitures in Europe where management has stated that SG&A is disproportionately high

Had the Trian Group put forth $385 million of targeted savings, would management have said our plan was exactly right?

*$239 million is calculated by assuming a return to 2001 SG&A levels on a dollar basis. $315 million is calculated by assuming a return to 2001 SG&A levels as a percentage of net revenue.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	14

The Trian Group’s Action Plan (cont.)

■

Although Heinz’s SG&A appears to be in-line with its peers, competitors with higher SG&A have considerably higher EBITDA margins, which justifies some of that spending. In addition, those companies with higher SG&A also spend significantly more on advertising.

SG&A as % of Net Revenue

%

5

.

8

1

%

7

.

0

2

%

8

.

1

2

%

5

.

2

2

%

8

.

2

2

%

6

.

7

2

%

5

.

5

3

0

0

1

0

2

0

3

0

4

%

0

5

l

a

r

e

n

e

G

z

n

i

e

H

t

f

a

r

K

Hershey

s

l

l

i

M

Wrigley

g

g

o

l

l

e

K

Campbell’s

0

0

1

0

2

0

3

0

4

%

0

5

p

u

o

r

G

e

g

a

r

e

v

A

)

z

n

i

e

H

.

l

c

x

E

(

)

4

(

)

4

(

)

3

(

EBITDA Margin (Before Advertising)

A

N

%

4

.

5

2

%

3

.

0

2

%

3

.

1

2

%

7

.

7

2

%

5

.

7

2

%

6

.

3

3

%

7

.

9

2

A

N

1

.

4

7

.

1

8

.

3

6

.

2

Advertising as a % of Net Revenue

9

.

5

7

.

0

1

3

.

8

%

6

.

0

2

%

3

.

1

2

%

6

.

8

1

%

5

.

7

1

%

1

.

5

2

EBITDA Margin (After Advertising)

%

5

.

1

2

%

9

.

2

2

%

4

.

1

2

      Higher SG&A is acceptable only if it drives the bottom line, which has not been the case at Heinz.

Source: Company SEC filings and presentations.

Note: All figures shown are for the last twelve months of each company’s most recent filings. Advertising as a percentage of net revenue is based on each company’s last fiscal year end. Heinz figures based on pro forma 2006, as presented in the Company’s June 1, 2006 presentation.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	15

The Trian Group’s Action Plan (cont.)

Heinz should be run as a high-performance, leading branded consumer products company.

■	Great brands define markets

	•	However, great brands can only be maintained when they are continually invested behind—driving both innovation and pricing power

■

During the past eight years, Heinz’s management has failed to properly invest in its brands. Rather, the Company increasingly competes on price because of failure to drive growth through consumer marketing and product innovation

	•	Only $148 million of SG&A expense was spent on worldwide advertising in fiscal 2006, representing 1.7% of net revenue

	•	This compares unfavorably to an average of 6% at comparable food companies

	•	In contrast, Heinz spent $1.9 billion on “marketing support recorded as a reduction of revenue” (typically trade spending “deals and allowances” for the retailer)

■	As a leading branded consumer products company, Heinz must make marketing and innovation its core competency and top priority so that its brands are relevant, top-of-mind and sought after by consumers

“Most times in marketing companies, and I happen to be a marketing guy—not a very good one, but I was, anyway—is that you take the problem and try to market your way out of it. And that results in a waste of a whole lot of money”
—William R. Johnson, June 1, 2006.

Trian finds it disturbing that the CEO of a branded consumer products company characterizes himself as a poor marketer

Heinz, above all else, must be a leader in marketing and innovation.

Source: Company’s Annual Report on Form 10-K for the fiscal year ended May 3, 2006; peer average for advertising based on Wall Street equity research and company SEC filings.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	16

The Trian Group’s Action Plan (cont.)

The Company must drive profitability by focusing on the key brands and geographies...once and for all.

■	Heinz must establish and implement a broad strategic vision globally and put an end to its frantic activity of divestitures, acquisitions and restructurings

•

With respect to international strategy, we believe management has failed in taking global brands and adopting them to local markets, while also failing to demonstrate an ability to buy local brands and create meaningful value that truly impacts the bottom line

■

Too often in the past, management has sold good businesses at the first sign of a challenge (e.g., Weight Watchers, Hain, Ore-Ida foodservice, etc.). We believe management teams are paid to find ways to overcome challenges and improve performance

■

To clarify our position on Plasmon and other potential divestiture candidates, we have not said and do not believe these businesses must be sold; rather, our view is that the Company must either commit to each and every brand and business in the portfolio or get out of those businesses now before further value is eroded and the mistakes of the past (e.g., Weight Watchers) are repeated

•

We note that Heinz has lost substantial market share in the Italian baby food market because of failure to innovate and support the Plasmon brand (market share has declined from 70%–80% to approximately 50%) which we believe has resulted in significant value deterioration

•

Our belief is that the Company must make a decision regarding the Plasmon brand—is it going to fight and reclaim lost market share or will shareholders experience déjà vu and watch another solid brand continue to deteriorate only to be sold years down the road for a price that is far less than it is worth today...and watch another private equity firm make billions in profits from Heinz’s missteps

Plasmon’s diminishing market share is just one example of management’s inability to properly manage, support and grow the Company’s brands.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	17

The Trian Group’s Action Plan (cont.)

Divestitures and acquisitions have not resulted in any significant value creation for shareholders. As outlined below, the Company sold leading businesses in two of the fastest growing sectors of the food industry – dietary and organic foods.

■	Weight Watchers

	•	July 1999— deemed “not a strategic fit” by Mr. Johnson and sold for $735 million

	•	Today—$4.2 billion market capitalization and enterprise value of almost $5 billion; EBITDA has increased more than three-fold since Heinz sold the business

•

June 2006—Nestlé, one of the world’s largest food companies, acquired Jenny Craig, a leading weight management company. Nestlé’s investment thesis: “Another important step in [the company’s] transformation process into a nutrition, health and wellness company that sees weight management as a key competence. The rise of obesity...is a major public health concern, not only in the USA but also the world over” (Peter Brabeck-Letmathe, Chairman and CEO of Nestlé)

■	Hain Food Group/Earth’s Best

•

September 1999/June 2000—Heinz invested $180 million for a 19.5% stake in Hain in order to “thrust Heinz into the natural and organic food segment, which is among the fastest growing in the international food industry” (William R. Johnson, Chairman, President and CEO)

	•	December 2005—After already taking a $65 million impairment charge, Heinz took a further loss after selling its stake

	•	Today—Hain trades at a 30% premium to the price at which Heinz sold its Hain shares

Conclusion: Heinz suffers from a lack of strategic vision that raises serious questions about management’s ability to execute its sixth restructuring plan unaided.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	18

The Trian Group’s Action Plan (cont.)

Irrespective of the differences or magnitude between the Trian Group’s Action Plan and Heinz management’s plan, success will be driven by the ability to execute.

■	Trian’s principals have an extensive track record building consumer products and food and beverage companies, and overseeing the execution of strategic plans that lead to significant value creation

■

Heinz’s management, overseen by the Company’s Board, has consistently failed to turn plans and promises into tangible results, trumpeting purported improved performance while actual results have been disappointing

Trian Group Action Plan—May 2006		Heinz Management Plan—June 2006

■	Take measures to reduce annual costs by $575M	■	Reduce costs to improve margins

■	Reduce “deals and allowances” by $300M		• Drive efficiency in trade spend

■	Reinvest in consumer marketing and product innovation		• Integrate global supply chain

■	Focus on key brands and geographies		• Reduce SG&A costs

■	Return capital through increased share repurchases and higher long-term target dividend payout ratio	■	Grow the core portfolio

• Three value-added categories

• Focused global markets

		■	Generate cash to deliver superior shareholder value

The Trian Group’s director nominees are committed to acting in the best interest of ALL shareholders and will seek to effect prudent and thoughtful decision making, thus enabling management to successfully execute a value-enhancing strategic plan for Heinz.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	19

Section 3

Lack of Accountability at Heinz

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	20

A History of Hyperbole and Over-Promising…

1997

2006

2005

2004

2003

2002

2001

2000

“We have the right strategy, the right brands
and the right people to drive the business
forward.  We are in fighting shape to deliver
high quality earnings growth by relentlessly
attacking non-value added costs and innovating
and growing some of the world’s best brands.”

William R. Johnson,

Chairman, President and CEO, H.J. Heinz

Company

June 1, 2006

“Heinz is becoming an even more attractive investment
opportunity as we focus on three strong categories where
we have the consumer expertise, the leading brands and
operational capabilities to generate stronger and higher
quality growth in profits and sales.”

William R. Johnson,

Chairman, President and CEO, H.J. Heinz Company

September 20, 2005

“This transformative transaction is a unique win-win proposition for both companies…Heinz will become a faster-growing, more focused,
international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting 3 to 4 percent increases in annual sales following this transition year… As a stronger, more focused company, Heinz is better positioned to increase shareholder value by unlocking the potential of our powerful brands… We will now be focused on two attractive food segments, Meal Enhancers and Meals &
Snacks.”

William R. Johnson,

Chairman, President and CEO, H.J. Heinz Company

June 13, 2002

Operation Excel:

Del Monte Spin

-

Off:

Superior Value

&

Growth

Plan:

1999

1998

Project Streamline:

Growth

& Innovation

Plan:

“Heinz has launched this bold initiative, which
we call Project Millennia, to deliver the 21st
Century early and produce unprecedented
competitive strength to ride the global growth
wave in terms of brand growth, financial
performance and enhanced shareholder value.”

H.J. Heinz Company

March 14, 1997

Project Millennia:

1997

1997

2006

2005

2004

2003

2002

2001

2000

“We are confident that the savings generated by
restructuring and the marketing initiatives already
underway will generate sustained volume growth and
increased shareholder value. Heinz has the talent, the
strategy, the scale, the brand power and the
leadership to unlock new growth opportunities around
the world and be the premier performer in the global
food industry.”

William R. Johnson,

President and CEO, H.J. Heinz Company

May 6, 1999

“Heinz is taking aggressive action to improve earnings, to
drive innovation in our leading brands and to increase the
efficiency of our tuna and pet food operations. Our goal is
to make all of our global businesses as competitive as
possible as Heinz aims to achieve stronger sales and profit
growth.”

William R. Johnson,

Chairman, President and CEO, H.J. Heinz Company

March 15, 2001

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	21

…While Under-Delivering on Actual Results

Despite the rhetoric, multiple restructurings and over $3.3 billion of net capital invested, management has failed to grow the bottom line.

Reported EPS

$2.15

$1.29

$2.47

$1.41

$2.36

$1.82

$2.27

$2.13

$1.89

0

1

2

3

$4

0

1

2

3

$4

Period during which Heinz management has claimed success

1998

1999

2000

2001

2002

2003

2004

2005

2006

EPS Excluding

Special Items

$2.15

$2.40

$2.57

$2.55

$2.39

$2.03

$2.20

$2.34

$2.10

Special Items

–

($1.11)

($0.10)

($1.14)

($0.03)

($0.21)

$0.07

($0.21)

($0.21)

% of Reported EPS

–

(86.0%)

(4.0%)

(80.9%)

(1.3%)

(11.5%)

3.1%

(9.9%)

(11.1%)

Net Capital Investment (1999

–

2006)

-

$M

1999

–

2006

Capital expenditures

$2,251

Acquisitions

3,525

Cumulative Special

Items:  ($2.94)

Note:  Not so

special when they

occur almost every

year

Cumulative Special

Items:  ($2.94)

Note:  Not so

special when they

occur almost every

year

Proceeds from Divestitures

(4,402)

Total Writedowns, Costs and

Charges from Restructurings

1,970

Total Net Capital Investment

$3,343

Source:  Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	22

Poor Performance Has Translated Into Negative Shareholder Returns...

Despite management’s repeated promises, shareholder returns have significantly underperformed for the better part of a decade.

Total Shareholder Returns(5)

8-Year(6)

5-Year

3-Year

Heinz(7)

(34.0%) excluding

15.7%

2.0%

(10.8%)

cash dividends

Large-Cap Food Index(8)

41.0

42.0

26.4

Mid-Cap Food Index(9)

33.8

46.1

54.6

59.2

1.7

28.2

S&P 500

Heinz Stock Price Performance: $54.50 to $33.70(2) Under William R. Johnson

15.00

30.00

45.00

60.00

$75.00

4/98

9/99

1/01

6/02

10/03

2/05

7/06

15.00

30.00

45.00

60.00

$75.00

Project Millenia

March 14, 1997  5-Year Plan

William R. Johnson, President/COO

Operation Excel

February 17, 1999

Project Streamline

March 15, 2001

Del Monte Spin-Off

June 13, 2002

Growth and

Innovation Plan

September 20, 2005

Superior Value

and Growth Plan

June 1, 2006

Rumors surface of activist involvement

February 6, 2006

Stock Price:  $33.70

William R. Johnson starts as CEO

April 30, 1998

Stock Price:  $54.50

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	23

… Yet the Hyperbole and Rhetoric Continue

“Heinz is structurally the Company I envisioned four years ago.”

William R. Johnson,
Chairman, President and CEO, H.J. Heinz Company
June 1, 2006

■	Though management claims that the last four years have shown improvement, important performance metrics do not bear this out.

($ in millions, except per share value)

2002

2003

(10)

2004

2005

Pro Forma

2006

Net Revenue

$9,431

$8,237

$8,415

$8,912

$8,400

EBITDA

1,910

1,576

1,606

1,634

1,560

EBITDA Margin

20.3%

19.1%

19.1%

18.3%

18.6%

Reported EPS (Audited)

2.36

1.82

2.27

2.13

1.89

EPS Excluding Special Items

2.39

2.03

2.20

2.34

2.10

Fiscal Year End Share Price

$42.80

$29.88

$38.08

$36.87

$33.70

(11)

Source: Historical results based on the Heinz Annual Reports on Form 10-K for each respective fiscal year. Pro forma 2006 results based on Heinz’s June 2006 analyst presentation. All figures are adjusted to add-back non-recurring expenses and restructuring charges, with the exception of reported EPS.

Note: 2006 EPS numbers based on actual 2006 results. The Company indicated in its June 2006 analyst presentation that pro forma 2006 EPS is estimated at $2.13.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	24

Lack of Credibility Persists

Heinz management has consistently failed to execute on its plans and promises, trumpeting purported performance while actual results have been disappointing.

■

Had management executed on its five prior plans, Heinz stated it would now have sales of approximately $14 to $15 billion, would have achieved approximately $490 million in cost savings (not including savings from the most recent plan of $355 million, which would bring total savings to $845 million) and we believe would have EPS of between $4.00 and $5.00

■	Instead‚ the Company recently reported fiscal 2006 sales of $8.6 billion and EPS of $1.89, down from $2.13 in fiscal 2005

Management Rhetoric = Over-Promise		Actual Results = Under-Deliver

■	Reach $14 – $15 billion of net sales by 2003 (Millennia‚ 1997)	■	For pro forma fiscal 2006, the Company only generated approximately 60% of targeted sales volume

■	Increase gross profit margins to 42% over several years (Excel, 1999)	■	Gross profit margins are in the mid-high 30% range

■	Achieve up to $490 million of annual cost savings cumulatively (Millennia, 1997; Excel, 1999; Streamline, 2001; Growth and Innovation, 2005)	■	Appears that the Company spent its highest percentage of net sales on SG&A in pro forma fiscal 2006

■	Grow EPS by 10 – 12% (Millennia, 1997), then 8 – 10% (Del Monte, 2002) and then 6 – 8% (Growth and Innovation, 2005)	■	EPS is virtually unchanged since management took control in April 1998

■	Simplify the business by divesting non-core assets (all restructurings)	■	Management has stated their divestiture process is complete—is this credible?

Management Rhetoric = Over-Promise		Actual Results = Under-Deliver

“Superior Value and Growth Plan”

■	$385M in cost savings (including $30 million for September)
Not Credible
■	$145M in reduced trade spend

■	$1.0B in additional share repurchases

■	16.7% increase in dividend

■	10.0% EPS growth

Note: “Millennia,” “Excel,” “Streamline” and “Growth and Innovation” refer to management restructuring plans. “Del Monte” refers to the spin-off of assets to Del Monte.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	25

Recent Events

Though Mr. Johnson recently told investors that Heinz’s repurchase of shares at the current price represents “good value,” The Wall Street Journal noted that Mr. Johnson has taken advantage of the recent increase in the share price to sell some of his own shares.

“The Board has also authorized the repurchase of $1 billion of additional shares over the next two years…

…Frankly we feel like it’s—the buy is a good value”

William R. Johnson
Chairman, President and CEO,
H.J Heinz Company
June 1, 2006

“Mr. Johnson has benefited from the stock-price increase that has accompanied Mr. Peltz’s demands…Mr. Johnson reported selling 223,127 shares in the Pittsburgh condiment maker last week for an average price of $42.39…From February, when reports surfaced that Mr. Peltz was about to launch a proxy fight with Heinz, until last week when Mr. Johnson sold shares, the company’s stock price rose more than 15%”

The Wall Street Journal
June 14, 2006

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	26

Appendix A

History of Past Restructuring Plans

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	27

Summary of Major Restructuring Initiatives

Project	Goals		Major Initiatives		Key Financial Targets

Millennia (1997) Total Cost: $728 million	■	Strengthen the Company’s six core businesses and improve profitability and growth across regions	■	Sell Ore-Ida foodservice business to McCain	■	$200 million in annual savings
■ ■ ■ ■

Close or sell approximately 25 plants worldwide, while investing to upgrade and build plants to add capacity in fast-growing markets
2,500 person reduction in global headcount, excluding the sale of plants or businesses
Eliminate end-of-quarter trade promotion practices to improve inventory turns, cash flow and working capital
Exit non-core businesses

					■ ■ ■ ■	Ensure 10-12% earnings growth for future Target $14-$15 billion net sales by 2003 Achieve over $2 billion in free cash flow over the next five years Reduce working capital by $300 million

Management Comments: “[Heinz] today announced its largest ever reorganization plan designed to strengthen the company’s six core businesses and improve Heinz’s profitability and global growth… Future growth initiatives focus on investing in Heinz’s big global brands, maximizing market share and extending successful products to new markets.” (Millennia Press Release – March 14, 1997)

Excel (1999) Total Cost: $1.2 billion	■	4-year growth and restructuring initiative aimed at creating more efficient manufacturing centers, a more focused product portfolio and a more centralized management structure	■	Focus on six core food categories and six key countries to provide a platform for growth in other new markets worldwide	■ ■	$200 million in annual savings Volume growth of 3-4% annually
■

Realign global manufacturing and distribution and create ‘‘Centers of Manufacturing Excellence’’ through expansion of 13 to 15 factories, closure or sale of 15 to 20 factories and the downsizing of at least 10 more

					■ ■	Increase gross profit margin to 42% Plan to invest $100 million to support marketing and pricing initiatives
			■	Reduce worldwide workforce by approximately 3,000 to 4,000 people over four years
			■	Sell the Weight Watchers classroom business

Management Comments: “Operation Excel makes possible the focus and scale that are essential to winning... Focus and scale will be the key to future success in the food industry, and our strategy will be to refocus on the growth potential of our six core food categories and six countries where we have superior scale to leverage the power of our brands. This 6x6 category and geographic core contributes 80 percent of our global revenue and 90 percent of our operating income… All of this will create the greatest transformation in the history of Heinz… We are confident that our strategy of focused scale -- combined with the benefits of an aggressive restructuring and re-energized top-line growth -- will deliver sustainable and superior value and earnings growth over the next four years, producing improved shareholder value.” (Excel Press Release – February 17, 1999)

“We have made substantial progress in the first phase of Operation Excel, and we anticipate significant returns as a result… As we begin the new fiscal year, we are confident that the savings generated by restructuring and the marketing initiatives already underway will generate sustained volume growth and increased shareholder value. Heinz has the talent, the strategy, the scale, the brand power and the leadership to unlock new growth opportunities around the world and be the premier performer in the global food industry.” (Excel Update Press Release – May 6, 1999)

Streamline (2001) Total Cost: $317 million	■	Implementation of worldwide organizational restructuring to reduce overhead costs and streamline pet foods and tuna businesses	■	Eliminate tuna operations in Puerto Rico	■	$60 million in annual savings
			■	Consolidate the Company’s North American canned pet food production to Bloomsburg, PA
			■	Divest the company’s U.S. fleet of fishing boats and related equipment
			■	Centralize European supply chain
			■	Reduce workforce by approximately 1,900 people

Management Comments: “The company today also unveiled major initiatives to streamline its tuna and pet food supply chain and to reduce global overhead. This includes an aggressive effort to centralize Heinz’s supply chain in Europe…’Heinz is taking aggressive action to improve earnings, to drive innovation in our leading brands and to increase the efficiency of our tuna and pet food operations. Our goal is to make all of our global businesses as competitive as possible as Heinz aims to achieve stronger sales and profit growth.’” (Streamline Press Release – March 15, 2001)

Del Monte Spin-Off (2002) Total Cost: $269 million	■	Spin-off businesses generating $1.8 billion in annual revenue (20% of Heinz’s sales) to Del Monte	■	Spin-off North American pet food and pet snacks, U.S. tuna, private label soups, College Inn broth and U.S. infant feeding businesses to shareholders and merge entity with Del Monte	■ ■	Revenue growth of 3-4% after “transition year” in fiscal 2003 EPS growth of 8-10% per year
			■	Reduce dividend by approximately one-third to reflect the smaller business base and to help finance greater investment in brand growth	■	Plan to invest additional $100 million plus in marketing
			■	Transfer 5,000 Heinz employees to Del Monte

Management Comments: “This transformative transaction is a unique win-win proposition for both companies…Heinz will become a faster-growing, more focused, international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting 3 to 4 percent increases in annual sales following this transition year… As a stronger, more focused company, Heinz is better positioned to increase shareholder value by unlocking the potential of our powerful brands… We will now be focused on two attractive food segments, Meal Enhancers and Meals & Snacks.” (Del Monte Transaction Press Release – June 13, 2002)

Growth & Innovation Plan (2005) Total Cost: $157 million	■	Drive growth and innovation by focusing on main categories and divesting non-core businesses with $1.4 billion in annual revenue	■	Focus on three attractive categories where the Company has unique strengths	■	$30 million in annual savings
			■	Heinz Europe to replicate success in North America and Australasia	■	Revenue growth of 3-4% per year
			■	Hire JP Morgan Chase and UBS to assist on non-core divestitures (seafood, vegetable and frozen businesses in Europe and Tegel poultry business in New Zealand)	■	EPS growth of 6-8% per year off the fiscal 2006 pro forma base (net dilution of $0.25-$0.29 per share in fiscal 2006)
			■	Open new Global Innovation and Quality Center	■	Operating Free Cash Flow of $800 million – $1.0 billion

Management Comments: “Heinz is becoming an even more attractive investment opportunity as we focus on three strong categories where we have the consumer expertise, the leading brands and operational capabilities to generate stronger and higher quality growth in profits and sales.” (Growth & Innovation Press Release – September 20, 2005)

Source: Heinz Annual Reports on Form 10K for the periods ended April 30, 1997, April 28, 1999, May 2, 2001, May 1, 2002 and May 3, 2006, Heinz Quarterly Report on form 10-Q for the period ended January 25, 2006, Company Presentations and Company Press Releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	28

History of Past Restructuring Plans

The First Plan: Project Millennia (1997)

“Heinz has launched this bold initiative, which we call Project Millennia, to deliver the 21st Century early and produce unprecedented competitive strength to ride the global growth wave in terms of brand growth, financial performance and enhanced shareholder value.”

H.J. Heinz Company
March 14, 1997

Project Millennia 1997

Expected Annual Cost Savings	$200,000,000
Expected Head Count Reductions	2,500
Writedowns, Costs & Restructuring Charges	$728,000,000

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	29

History of Past Restructuring Plans (cont.)

The Second Plan: Operation Excel (1999)

“Operation Excel …. will create the greatest transformation in the history of Heinz”

William R. Johnson, President and CEO, H.J. Heinz Company
February 17, 1999

“…we are confident that the savings generated by restructuring and the marketing initiatives already underway will generate sustained volume growth and increased shareholder value”

William R. Johnson,
President and CEO, H.J. Heinz Company
May 6, 1999

	Project Millennia 1997	Operation Excel 1999

Expected Annual Cost Savings	$200,000,000	$200,000,000
Expected Head Count Reductions	2,500	3,000–4,000
Writedowns, Costs & Restructuring Charges	$728,000,000	$1,200,000,000

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	30

History of Past Restructuring Plans (cont.)

The Third Plan: Project Streamline (2001)

“Our goal is to make all of our global businesses as competitive as possible as Heinz aims to achieve stronger sales and profit growth.”

William R. Johnson,
Chairman, President and CEO, H.J. Heinz Company
March 15, 2001

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001

Expected Annual Cost Savings	$200,000,000	$200,000,000	$60,000,000
Expected Head Count Reductions	2,500	3,000–4,000	1,900
Writedowns, Costs & Restructuring Charges	$728,000,000	$1,200,000,000	$317,000,000

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	31

History of Past Restructuring Plans (cont.)

The Fourth Plan: Del Monte Spin-Off (2002)

“Heinz will become a faster-growing, more focused, international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting
3 to 4 percent increases in annual sales following this transition year.”

William R. Johnson, Chairman, President and CEO, H.J. Heinz Company June 13, 2002

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(12)
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	32

History of Past Restructuring Plans (cont.)

The Fifth Plan: Growth & Innovation (September 2005)

“Heinz is becoming an even more attractive investment opportunity as we focus on three strong categories where we have the consumer expertise, the leading brands and operational capabilities to generate stronger and higher quality growth in profits and sales.”

William R. Johnson, Chairman, President and CEO, H.J. Heinz Company September 20, 2005

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002	Growth & Innovation Plan 2005

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—	$ 30,000,000
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(12)	—
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000	$ 157,000,000

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	33

History of Past Restructuring Plans (cont.)

The Sixth Plan: Superior Value and Growth (June 2006)

“We have the right strategy, the right brands and the right people to drive the business forward. We are in fighting shape to deliver high quality earnings growth by relentlessly attacking non-value added costs and innovating and growing some of the world’s best brands.”

William R. Johnson Chairman, President and CEO, H.J. Heinz Company June 1, 2006 (after release of the Trian Group’s Action Plan)

	Project Millennia 1997	Operation Excel 1999	Project Streamline 2001	Del Monte Spin-Off 2002	Growth & Innovation Plan 2005	Superior Value & Growth Plan June 2006

Expected Annual Cost Savings	$ 200,000,000	$ 200,000,000	$ 60,000,000	—	$ 30,000,000	$ 355,000,000(13)
Expected Head Count Reductions	2,500	3,000–4,000	1,900	5,000/100(12)	—	2,700
Writedowns, Costs & Restructuring Charges	$ 728,000,000	$ 1,200,000,000	$ 317,000,000	$ 269,000,000	$ 157,000,000	—
Release of The Trian Group’s
Action Plan May 2006

Source: Company SEC filings and press releases.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	34

Appendix B

The Trian Group’s Proposed Director Nominees

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	35

Trian Group Nominee: Nelson Peltz

Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since November 2005. Mr. Peltz has also been a director and Chairman and Chief Executive Officer of Triarc Companies, Inc., since April 1993. Triarc Companies, Inc. is a holding company, which owns Arby’s Restaurant Group, Inc. and is in the asset management business through Deerfield Capital Management LLC. Mr. Peltz also has interests in various investments.

Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. from 1983 until December 1988, when that company was acquired by Pechiney, S.A., a leading international metals and packaging company. Mr. Peltz began his career in 1963 when he joined his family food business.

Mr. Peltz is a director of Deerfield Triarc Capital Corp., where he is Chairman of the Board and serves on the investment committee. Mr. Peltz is Co-Chairman of the Board of Directors of the Simon Wiesenthal Center and Chairman of the New York Tolerance Center. In addition, Mr. Peltz is a member of the Board of Directors of Prostate Cancer Foundation (formerly known as CaP CURE), the Board of Directors of the Trooper Foundation and the Board of Directors of PAL. He is also a member of the Board of Overseers of The Milken Institute and a member of the Board of Trustees of the Intrepid Museum Foundation.

Mr. Peltz attended The Wharton School of the University of Pennsylvania. Mr. Peltz is the father-in-law of Edward P. Garden.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	36

Trian Group Nominee: Peter W. May

Mr. May has been President and a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since November 2005. Mr. May has also been President and Chief Operating Officer of Triarc Companies, Inc., since April 1993. Triarc Companies, Inc. is a holding company, which owns Arby’s Restaurant Group, Inc. and is in the asset management business through Deerfield Capital Management LLC. Mr. May also has interests in various investments.

Mr. May was President and Chief Operating Officer and a director of Triangle Industries, Inc. from 1983 until December 1988, when that company was acquired by Pechiney, S.A., a leading international metals and packaging company.

Mr. May is a director of Encore Capital Group, Inc. and serves on the investment committee of Deerfield Triarc Capital Corp. Mr. May is the Chairman of the Board of Trustees of Mt. Sinai Medical Center in New York. He also is a Trustee of the University of Chicago, a member of its Executive Committee, and a member of the Advisory Council on the Graduate School of Business at The University of Chicago.

In addition, Mr. May is a Trustee of Carnegie Hall and a partner of the Partnership for New York City, as well as the past Chairman of the UJA Federation’s “Operation Exodus” campaign and an honorary member of the Board of Trustees of The 92nd Street Y. He is a founding member of the Laura Rosenberg Memorial Foundation for Pediatric Leukemia Research and is Chairman of the Board of The Leni and Peter May Family Foundation.

Mr. May holds AB and MBA degrees from the University of Chicago.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	37

Trian Group Nominee: Edward P. Garden

Mr. Garden has been Portfolio Manager and a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since November 2005. Mr. Garden has also been a director and Vice Chairman of Triarc Companies, Inc., since December 2004. Triarc Companies, Inc. is a holding company, which owns Arby’s Restaurant Group, Inc. and is in the asset management business through Deerfield Capital Management LLC. Mr. Garden was appointed Executive Vice President of Triarc Companies, Inc. in August 2003.

Mr. Garden was previously a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group since 1999. From 1994 to 1999, Mr. Garden was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets.

Mr. Garden holds a B.A. in Economics from Harvard College. Mr. Garden is the son-in-law of Nelson Peltz.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	38

Trian Group Nominee: Greg Norman

Mr. Norman has served as Chairman and Chief Executive Officer of Great White Shark Enterprises, Inc., a privately-held multinational corporation that comprises several companies and divisions including Greg Norman Course Design, Medallist Golf Developments, Greg Norman Turf Company, Greg Norman Interactive, Greg Norman Production Company, merchandising and licensing, since August 1994. Mr. Norman’s apparel line, the Greg Norman Collection, a leading worldwide marketer and distributor of men’s sportswear, golf apparel and accessories, has nearly $100 million in annual retail sales. His Greg Norman Estates, an eight-year-old joint venture with Foster’s Wine Estates, now sells more than 230,000 cases of Australia and California wines each year and is the largest exporter of premium Australian wine in the world. Medallist Developments, a joint venture between Mr. Norman and Macquarie Bank Ltd. of Australia, currently has more than 16,000 residential units built or under construction in the U.S., Australia and South Africa and Greg Norman Golf Course Design has more than 100 golf courses completed or in development in nearly two dozen countries on five continents. Mr. Norman has also been a professional golfer since 1976.

Mr. Norman is a director of Ritz Interactive, Inc. Mr. Norman is involved in a number of philanthropic endeavors, including the Merrill Lynch and Franklin Templeton Shootouts to benefit children’s charities, J. Robert Lauer Golf Tournament benefiting Hospice, and Chris Evert Pro-Celebrity Tennis Classic to benefit The Ounce of Prevention Fund of Florida.

In addition, Mr. Norman established and continues to support the Greg Norman Golf Foundation in Australia, which provides professional guidance and instruction to school students and those in other educational establishments and children with physical disabilities. He also serves as Advisory Council Chairman for The Environmental Institute of Golf.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	39

Trian Group Nominee: Michael F. Weinstein

Mr. Weinstein has been Chairman of INOV8 Beverage Company LLC since he co-founded the company in January 2005. INOV8 Beverage Company is a marketer and developer of beverage products and concepts.

From January 2004 to December 2004, and from 1994 through August 1995, Mr. Weinstein served as a consultant for Liquid Logic, a private beverage consulting company he founded in 1994. From December 2001 to December 2003, Mr. Weinstein was President, Global Innovation and Business Development for Cadbury Schweppes plc, a multinational beverage and confectionary company. Prior to that, he was Chief Executive Officer of Snapple Beverage Group (formerly Triarc Beverage Holdings Corp.), a producer of beverage products from April 1997 to November 2001, during which time it was a subsidiary of Triarc Companies, Inc. through October 2000 and subsequently of Cadbury Schweppes plc. At the same time, Mr. Weinstein also served as Chief Executive Officer of Snapple Beverage Corp., Royal Crown Company, Inc. and Mistic Brands, Inc., each subsidiaries of Snapple Beverage Group, from May 1997, October 1996 and August 1995, respectively.

From 1981 until 1993, he served in various executive capacities at A&W Brands, Inc., including President and Chief Operating Officer. From 1978 to 1981, he was a Vice President at Kenyon & Eckhardt Advertising. He began his career at Pepsi-Cola Company, where he held various sales and marketing positions from 1972 to 1978.

Mr. Weinstein is a board member of the National Federation for Teaching Entrepreneurship. In addition, Mr. Weinstein is on the external affairs committee of Lafayette College and is a section secretary for the Harvard Business School. He is also an active volunteer with the American Red Cross, Juvenile Diabetes Research Foundation and Food-PATCH and is a frequent speaker for various charities including Junior Achievement and the Police Athletic League.

He received a bachelor’s degree with honors in Economics from Lafayette College in 1970 (Phi Beta Kappa) and received an MBA from the Harvard Business School in 1972.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	40

Appendix C

Heinz’s Interlocking Director Relationships

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	41

Interlocking Director Relationships Inhibit Effective Oversight

University of Pittsburgh

US Steel

Business Roundtable

2

5

Amerada Hess Corporation

4

Augusta National Golf Club

6

The PNC Financial

Services Group, Inc.

Extra Mile Foundation

Pittsburgh Cultural Trust

Grocery Manufacturers

Association

6

PPG Industries, Inc.

2

Marathon Oil Corporation

Hercules Incorporated

4

Allegheny Conference on

Community Development

2

William R.

Johnson

2

Charles E.

Bunch

Thomas J.

Usher

4

Edith E.

Holiday

Dennis H.

Reilley

6

Peter H.

Coors

7

7

John G.

Drosdick

3

1

1

2

3

3

2

5

1

4

3

6

3

2

3

Association

6

2

3

3

5

7

1

2

3

1

2

3

4

5

6

7

7

1

1

1

Note: Includes current and former positions.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	42

Endnotes

(1)

Heinz’s closing share prices are as of April 30, 1998 and February 6, 2006, per the Company’s website. Share prices are not adjusted for dividends or the spin-off of assets to Del Monte in December 2002 (Heinz’s shareholders received approximately $3.45 in value, in Del Monte shares, per Heinz share as part of this transaction). February 6, 2006 marked the beginning of a period during which the Company’s average daily trading volume rose significantly above historical levels and, on or about that time, rumors began to spread of activist involvement in the stock. See Endnote 2.

(2)

All calculations of share prices throughout this presentation are as of February 6, 2006. From February 6, 2006 through June 20, 2006, the Company’s share price rose 23%. During that time period, we believe nothing material changed at the Company operationally or strategically. In addition, February 6, 2006 marked the beginning of a period during which the Company’s average daily trading volume rose significantly above historical levels and, on or about that time, rumors began to spread of activist involvement in the stock. Therefore, we do not believe that shareholder returns since February 6, 2006 are reflective of fundamental changes in the performance of the Company or actions of management.

(3)

See footnote 19 to the Company’s Annual Report on Form 10-K for the period ended May 3, 2006. Only includes advertising costs included in SG&A (and not netted against revenue) as we believe this measure is more comparable to how peer companies report advertising.

(4)

For the Campbell Soup Co. and the Kellogg Co., SG&A as a percentage of net revenue and EBITDA margin are both adjusted for stock compensation expense recognized in 2006 in accordance with the new provisions of SFAS 123R. The adjustments are $65.0 million and $15.4 million, for the Campbell Soup Co. and the Kellogg Co. respectively. Additionally, advertising expenses are not disclosed for the Campbell Soup Co.

(5)

Total Shareholder Returns reflect changes in share price plus dividends. All share prices used to calculate Total Shareholder Returns throughout this presentation are as of February 6, 2006. See Endnote 2.

(6)	As of April 30, 1998, when current management began its tenure.

(7)	Adjusted to reflect the value of Del Monte shares received by Heinz shareholders upon completion of the transaction in December 2002.

(8)	Includes Conagra Foods Inc., Campbell Soup Co., General Mills Inc., Hershey Co., Kellogg Co., Sara Lee Corp., Wm. Wrigley Jr. Company, Unilever NV, Cadbury Schweppes PLC, Nestle NA, and Group Danone.

(9)	Includes Hain Celestial Group, The J.M. Smucker Company, Lance Inc., McCormick & Company Inc., NBTY Inc., Ralcorp Holdings Inc. and Tootsie Roll Industries Inc.

(10)	Post spin-off of assets to Del Monte. Heinz shareholders received approximately $3.45 in value (in Del Monte shares) per Heinz share as part of this transaction.

(11)	Share price as of February 6, 2006. See Endnote 2.

(12)	Approximately 5,000 Heinz employees were to be transferred to Del Monte and less than 100 jobs throughout the Heinz US and Canadian operations were to be eliminated per Heinz 8-K dated June 12, 2002.

(13)	The $355 million in savings is incremental to the $30 million from the September 2005 plan.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	43

THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE TRIAN GROUP, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H.J. HEINZ COMPANY (THE “ISSUER”). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BY THE ISSUER OR OTHER COMPANIES THE TRIAN GROUP CONSIDERS COMPARABLE.

THE TRIAN GROUP HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.

THE TRIAN GROUP SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING OR THIRD PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS, PRO FORMA INFORMATION AND POTENTIAL IMPACT OF THE TRIAN GROUP’S ACTION PLAN SET FORTH HEREIN ARE BASED ON ASSUMPTIONS WHICH THE TRIAN GROUP BELIEVE TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY HOLD SHARES OF COMMON STOCK REPRESENTING AN AGGREGATE OWNERSHIP OF APPROXIMATELY 5.5% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP MANAGES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING – PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. THE MEMBERS OF THE TRIAN GROUP ALSO RESERVE THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO THEIR INVESTMENTS IN THE ISSUER AS THEY MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH MANAGEMENT OF THE ISSUER, THE BOARD OF DIRECTORS OF THE ISSUER AND OTHER INVESTORS OR CONDUCTING A PROXY SOLICITATION WITH RESPECT TO THE ELECTION OF PERSONS TO THE BOARD OF DIRECTORS OF THE ISSUER.

ON JULY 6, 2006, TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FILED A REVISED PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H.J. HEINZ COMPANY. PRIOR TO THE ANNUAL MEETING, WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD WILL BE MAILED TO SHAREHOLDERS OF H.J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. HEINZ SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER MATERIALS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE REVISED PRELIMINARY PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2006.

$54.[50] $33.[70] 1998 2006 5 Failed Restructurings	44